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Exhibit 10.8

STATE STREET CORPORATION
2006 EQUITY INCENTIVE PLAN

1.     DEFINED TERMS; EFFECTIVE DATE

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms. The Plan shall take effect on the Effective Date.

2.     PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.     ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant or cancel Awards; determine, modify or waive the terms and conditions, size, or type of any Award, prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.     LIMITS ON AWARDS UNDER THE PLAN

        (a)    Number of Shares.    The number of shares of Stock available for delivery in satisfaction of Awards under the Plan shall be determined in accordance with this Section 4(a).

          (1)   Subject to Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 20,000,000 plus the number (not to exceed 8,000,000) of unused Prior Plan shares. For purposes of the preceding sentence, shares of Stock shall be unused Prior Plan shares (i) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (ii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. The number of shares of Stock delivered in satisfaction of an Award shall be, for purposes of the first sentence of this Section 4(a)(1), the number of shares of Stock subject to the Award reduced by the number of shares of Stock (a) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, or (b) awarded under the Plan as Restricted Stock but thereafter forfeited, or (c) made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares.

          (2)   To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

        (b)    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

        (c)    Section 162(m) Limits.    Subject to Section 7(b), the maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year shall each be 2,000,000, and the maximum number of shares subject to other Awards granted to any person in any calendar year shall be 2,000,000 shares. The provisions of this Section 4(c) shall be construed in a manner consistent with Section 162(m).

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Subsidiaries who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Subsidiaries. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.     RULES APPLICABLE TO AWARDS

        (a)    All Awards

          (1)    Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

          (2)    Term of Plan.    No Awards may be made after April 18, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

          (3)    Transferability.    Neither ISOs nor, except for gratuitous transfers (i.e., transfers for no consideration) to the extent permitted by the Administrator, other Awards may be transferred other than by will or the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

          (4)    Vesting, Etc.    The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant's Employment, each Award requiring exercise that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited, except that:

            (A)  subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

            (B)  all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

            (C)  all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

          (5)    Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

          (6)    Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

          (7)    Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Subsidiaries, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Subsidiary to the Participant.

          (8)    Section 162(m).    This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of "Performance Criteria" (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

        (b)    Awards Requiring Exercise

          (1)    Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2)    Section 409A Exemption.    Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

          (3)    Exercise Price.    The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A.

          (4)    Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under Section 6(b)(3)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

        (c)    Awards Not Requiring Exercise

        Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7.     EFFECT OF CERTAIN TRANSACTIONS

        (a)    Mergers, etc.    Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

          (1)    Assumption or Substitution.    If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefore by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2)    Cash-Out of Awards.    If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a "cash-out"), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

          (3)    Acceleration of Certain Awards.    If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each

  Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

          (4)    Termination of Awards Upon Consummation of Covered Transaction.    Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

          (5)    Additional Limitations.    Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

        (b)    Change in and Distributions With Respect to Stock

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

          (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

        (c)    Change in Control Provisions.    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

          (1)    Acceleration of Stock Options and SARs; Effect on Other Awards.    All Stock Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall (prior to application of the provisions of Section 7(a), above, in the case of a Change of Control that also constitutes a Covered Transaction) become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash-out with respect to each Performance Award in the amount and in a form described in Section 7(a)(2).

          (2)    Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment.    After a Change of Control, Stock Options and SARs granted under Section 7(a)(1) as substitution for existing Awards shall remain exercisable following a termination of employment or other service relationship (other than termination by reason of death, disability (as determined by the Company) or retirement (as defined in the Award)) for the lesser of (i) a period of seven (7) months, or (ii) the period ending on the latest date on which such Stock Option or SAR could otherwise have been exercised.

          (3)    Restriction on Amendment.    In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict any Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

        (d)    Section 409A.    Notwithstanding the foregoing provisions of this Section 7, Awards subject to and intended to satisfy the requirements of Section 409A shall be construed and administered consistent with such intent.

8.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.     AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.   OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.   MISCELLANEOUS

        (a)    Waiver of Jury Trial.    By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

        (b)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

        (c)    Special Terms for Non-U.S. Participants.    The Administrator may establish special rules under the Plan (which may be, but need not be, consistent with the rules applicable to Participants and Awards generally) for Awards to Participants who are or are expected to be employed by or otherwise providing services outside the United States or to a non-U.S. Subsidiary, provided, that no such rules shall be established without the approval of the stockholders of the Company to the extent they would be ineffective without such stockholder approval if accomplished as an amendment to the Plan pursuant to Section 9.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Executive Compensation Committee or, if the Board so determines, another committee of the Board, except that the Executive Compensation Committee or such other committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power and authority to grant or to allocate, consistent with the requirements of Chapter 156D of the Massachusetts General Laws and subject to such limitations as the Executive Compensation Committee or such other committee may impose, Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation. If the Executive Compensation Committee or such other committee includes members who are not "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or "outside directors" within the meaning of paragraph (4)(c)(i) of Section 162(m), it shall act and shall be deemed to have acted, in any case where it would be required to do so with respect to Awards to directors or executive officers of the Company to ensure exemption under Rule 16b-3 or Section 162(m), through a subcommittee consisting solely of its non-employee and outside director members.

        "Award":    Any or a combination of the following:

    (i)
    Stock Options.

    (ii)
    SARs.

    (iii)
    Restricted Stock.

    (iv)
    Unrestricted Stock.

    (v)
    Stock Units, including Restricted Stock Units.

    (vi)
    Performance Awards.

    (vii)
    Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

        "Board":    The Board of Directors of the Company.

        "Change in Control":    Any of the following:

          (1)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv)

  any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

          (2)   Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (3)   Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (4)   The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

provided, that, to the extent necessary to ensure compliance with the requirements of Section 409A, where applicable, an event described above shall be treated as a Change in Control only if it also constitutes or results in a change in ownership or control of the Company, or a change in ownership of assets of the Company, described in Section 409A.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall include, as determined by the Administrator, a reference to applicable regulations and Internal Revenue Service guidance with respect to such provision.

        "Company":    State Street Corporation.

        "Covered Transaction":    Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

        "Effective Date":    The date on which the stockholders of the Company approve the Plan.

        "Employee":    Any person who is employed by the Company or a Subsidiary.

        "Employment":    A Participant's employment or other service relationship with the Company and its Subsidiaries. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Subsidiaries. If a Participant's employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary, the Participant's Employment will be deemed to have terminated when the entity ceases to be a Subsidiary unless the Participant transfers Employment to the Company or its remaining Subsidiaries.

        "Executive Compensation Committee":    The Executive Compensation Committee of the Board.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO. No ISO shall be exercisable beyond ten years from the date of grant.

        "Participant":    A person who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria":    Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; expense control; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; operating leverage; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

        "Plan":    The State Street Corporation 2006 Equity Incentive Plan as from time to time amended and in effect.

        "Prior Plan":    The State Street Corporation 1997 Equity Incentive Plan as amended and in effect prior to the Effective Date.

        "Restricted Stock":    Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Restricted Stock Unit":    A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

        "SAR":    A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

        "Section 409A":    Section 409A of the Code.

        "Section 422":    Section 422 of the Code.

        "Section 162(m)":    Section 162(m) of the Code.

        "Stock":    The Common Stock of the Company, par value $1 per share.

        "Stock Option":    An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

        "Stock Unit":    An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

        "Subsidiary":    Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for a Subsidiary, Sections 414(b) and 414(c) of the Code shall be applied by substituting "at least 50%" for "at least 80%" under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. ! 1.414(c)-2; provided, that to the extent permitted under Section 409A, "at least 20%" shall be used in lieu of "at least 50%"; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator a corporation or other entity shall be treated as a Subsidiary only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

        "Unrestricted Stock":    Stock not subject to any restrictions under the terms of the Award.

STATE STREET CORPORATION

2006 EQUITY INCENTIVE PLAN

Performance Award Agreement

(Name)

Re:
Performance Award

Dear                        :

        This letter shall serve as an agreement (the "Agreement") between you and State Street Corporation (the "Company") setting forth the terms and conditions relating to the Performance Award granted to you under the Company's 2006 Equity Incentive Plan, as amended (the "Plan"), which shall be payable if certain performance and other conditions are satisfied as described below.

1.     Grant of Performance Award.

        You have been granted an award (the "Award) consisting of a total of                        units ("Units"). To be entitled to any payment under the Award, you must execute this Agreement and return a fully executed copy to the Company, and all terms and conditions of this Award must have been satisfied. The Award will be payable, if at all, based in part on the achievement by the Company of certain performance measures (described below and in Exhibit I) over the two-year period commencing January 1, 2       and ending on December 31, 2       (the "Performance Period"). The date on which the Performance Period ends (December 31, 2009) is referred to herein as the "Maturity Date."

2.     Performance Targets; Administrator Certification.

        Whether your Award will be paid and if so in what amounts will depend in part (i) as to seventy (70%) percent of the Award (the "EPS Portion"), on the Company's achievement of specified earnings per share targets as described in (a) below and in Exhibit I attached hereto and made a part hereof, and (ii) as to the remaining thirty (30%) percent of the Award (the "ROE Portion"), on the Company's achievement of specified return on shareholders' equity targets as described in (b) below and in Exhibit I.

        (a)    Earnings Per Share (EPS).    Subject to the other terms and conditions of the Award, the Company's fully diluted aggregated operating earnings per share from continuing operations ("EPS") for the Performance Period will determine how much, if any, of the EPS Portion of the Award will be payable. Exhibit I sets forth the EPS threshold that must be achieved if any of the EPS Portion is to be payable and the higher EPS target that must be achieved if the entire EPS Portion is to be payable, with interpolation for EPS performance between those limits.

        (b)    Return on Equity (ROE).    Subject to the other terms and conditions of the Award, the Company's average return on shareholders' equity from operating results for continuing operations ("ROE") will determine how much, if any, of the ROE Portion of the Award will be payable. Exhibit I sets forth the ROE threshold that must be achieved if any of the ROE Portion is to be payable and the higher ROE targets that must be achieved if higher percentages, or the entirety, of the ROE Portion is to be payable, with interpolation for ROE performance between those limits.

        The specific EPS and ROE performance targets for the Performance Period were established by the Administrator on                          and are set forth on Exhibit I. Subject to the other terms and conditions of the Award, payment under this Award will only be made if the Administrator certifies, following the close of the Performance Period, that the pre-established threshold performance targets

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have been exceeded on the Maturity Date and then only to the extent of the level of performance so certified as having been achieved.

3.     Form of Payment.

        Any portion of the Award earned by reason of the Administrator's certification as described above will be payable in shares of the Company's common stock ("Stock") to you (or your beneficiary, in the case of your death) on or before the March      next following the end of the Performance Period. The number of shares to be paid will be determined by multiplying the number of Units set forth in paragraph 1, above, by the Total Funding Percentage. For this purpose, "Total Funding Percentage" means the sum of the weighted funding percentages achieved for each of the ROE and EPS performance targets, respectively, for the Performance Period as certified by the Administrator.

4.     Non-Transferability, Etc.

        This Award shall not be transferable otherwise than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

5.     Termination of Employment.

        (a)   No amount shall be paid in respect of the Award in the event that you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture prior to the end of the Performance Period. If your employment with the Company and its Subsidiaries ceases by reason of Disability, Retirement, death, or any reason other than for Circumstances of Forfeitures, then you shall be eligible to receive a pro-rated Award, taking into account the time between the date on which your employment so terminated and the end of the Performance Period subject to paragraph b, below. Any amount payable pursuant to this paragraph 5 shall be paid in accordance with paragraph 3.

        (b)   Payment to you of any pro-rated Award after termination of your employment otherwise than by reason of your death shall be subject to the conditions that until the date on which the Award is paid you (i) shall not, without the prior written consent of the Company, (A)(1) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company and its Subsidiaries) the employment of, (2) hire or employ, (3) recruit, or (4) in any way assist another in soliciting or recruiting the employment of, or (B) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Company or any of its Subsidiaries; (ii) shall not, without the prior written consent of the Company, engage in the Solicitation of Business (as defined below) from any client on behalf of any person or entity other than the Company and its Subsidiaries. The term "Solicitation of Business" means the attempt through direct or indirect contact by you or by any other person or entity with your assistance with a client with whom you have had or with whom persons supervised by you have had significant personal contact while employed by the Company and its Subsidiaries to induce such client to (A) transfer its business from the Company and its Subsidiaries to any other person or entity, (B) cease or curtail its business with the Company and its Subsidiaries, or (C) divert a business opportunity from the Company and its Subsidiaries to any other person or entity; and (iii) shall not engage whether directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect Subsidiaries. If you do not comply with the above conditions, you shall receive no payment under this Award. Any determination by the Administrator that you are, or have engaged in any prohibited conduct as described above shall be conclusive and binding on all persons. Notwithstanding the foregoing, this paragraph 5 (b) shall be inapplicable following a Change of Control.

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        (c)   For purposes hereof; (i) "Retirement" means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries or your attainment of age 65 and completion of five years of service with the Company and its Subsidiaries,

           (ii)  "Disability" means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an "impairment") or (B) if you, as a result of the impairment, receive income replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary

          (iii)  "Circumstances of Forfeiture" means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily or (B) involuntarily and you are classified by the Company as ineligible for rehire.

6.     Acceleration of Performance Award.

        Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control occurring prior to the Maturity Date, you shall be entitled at the time of such Change of Control to receive a cash payment equal to the adjusted fair market value of a share of the Stock multiplied by the number of Units set forth in paragraph 1, above. For purposes of the preceding sentence, "adjusted fair market value" shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Stock during the 60-day period prior to the first date of actual knowledge by the Board of circumstances that resulted in a Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraph 1 or 2 of the definition of Change of Control in the Plan, the highest price per share of the Stock paid in such transaction series of transactions (which in the case of a transaction described in paragraph 1 of such definition in the Plan shall be the highest price per share of the Stock as reflected in a Schedule 13D filed by the person having made the acquisition

7.     Changes in Capitalization or Corporate Structure.

        The Award is subject to adjustment pursuant to Section 7(b) of the Plan in the circumstances therein described.

8.     Amendments to Performance Units.

        Subject to the specific limitations set forth in the Plan, the Administrator may at any time suspend or terminate any rights or obligations relating to the Award prior to the Maturity Date without your consent.

9.     Compliance with Section 162(m).

        The Administrator shall exercise its discretion with respect to this Award in all cases so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Code.

10.   Shareholder Rights.

        You are not entitled to any rights as a Shareholder with respect to any shares of Stock subject to the Award until they are transferred to you. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the shares of Stock subject to the Award prior to any shares being transferred to you.

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11.   Withholding.

        The Company shall be obligated to issue Stock pursuant to this Agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its Subsidiaries may be subject by reason of such transfer under this Award. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company any applicable taxes required to be withheld in connection with the Award in a form and manner satisfactory to the Company, including withhold to cover and sell to cover transactions.

12.   Employee Rights.

        Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

13.   Provisions of the Plan.

        The provisions of the Plan are incorporated herein by reference, and all terms not otherwise defined herein shall have the meaning given to them in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. You acknowledge that you have received a copy of the Plan and a copy of the Prospectus for the Plan.

        If the Award and the foregoing terms and conditions are acceptable to you, please sign the enclosed counterpart of this letter and return the same to the undersigned. By signing this letter, you acknowledge and agree that you are bound by the terms of the Agreement and the Plan, and the Agreement will take effect as a sealed instrument.

Very truly yours,
STATE STREET CORPORATION
By	Boon S. Ooi Senior Vice President

        The undersigned hereby accepts the Award on the terms and subject to the conditions set forth above.

(Name)
Dated:

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Exhibit I

Performance Targets

January 1, 2       - December 31, 2

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STATE STREET CORPORATION
2006 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

        Subject to your acceptance of the terms set forth in this agreement (the "Agreement"), State Street Corporation (the "Company") has awarded to you "restricted" shares of common stock of the Company ("Stock") (the "Award"), detailed in your Award statement on this website maintained by Smith Barney (the "Statement") and pursuant to the State Street Corporation 2006 Equity Incentive Plan (the "Plan") and the terms set forth below. A copy of the Plan document and the Company's Prospectus are located on this website for your reference. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of conflict between the provisions of the Agreement and the provisions of the Plan, the provisions of the Plan shall control.

        In consideration of the Company's accepting this Agreement and transferring to you, the Award recipient, the shares of Stock provided for herein and in the accompanying Statement, you hereby agree with the Company as follows:

  1.
  If certificates for the shares awarded hereunder are issued, the certificates for any unvested shares shall be held by the Company with blank stock powers to be used in the event of forfeiture. If unvested shares are held in book entry form, the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof. Subject to paragraph 3 and this paragraph 1, your right to unrestricted shares shall vest according to the vesting schedule detailed in the Statement. The term "vest" as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Stock. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or any Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein.

  2.
  Except as provided below, this Award shall not be transferable other than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, by your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

  3.
  (a)    Except as provided for below,  the Award shall vest according to the vesting schedule detailed in your
          Statement.

  (b)
  In the event you cease to be employed by the Company and its Subsidiaries either (i) voluntarily or (ii) involuntarily and you are classified by the Company as ineligible for rehire (collectively, "Circumstances of Forfeiture"), the Stock acquired hereunder, less any shares that have previously vested, shall be immediately forfeited to the Company.

  (c)
  If your employment terminates by reason of Retirement, Disability, or for reasons other than for Circumstances of Forfeiture or death, your unvested shares of Stock shall continue to vest in accordance with the vesting schedule detailed in your Statement subject to the restrictions in paragraphs (f) and (g), below.

  (d)
  If you die after your employment has terminated by reason of Retirement, Disability, or reasons other than Circumstances of Forfeiture but before the Award is fully vested, all shares acquired hereunder that have not previously vested or been forfeited shall immediately vest on the date of your death.

  (e)
  If you die while employed by the Company and its Subsidiaries, or in the event that a Change of Control as defined in the Plan occurs while you are employed by the Company and its Subsidiaries, all shares acquired hereunder that have not previously vested or been forfeited shall immediately vest on the date of your death or such Change of Control.

    (f)
    Your rights to continue to vest in shares after your termination of employment other than by reason of death or Circumstances of Forfeiture shall be subject to the conditions that until any such shares vest, you (i) shall not, without the prior written consent of the Company, (A)(1) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company and its Subsidiaries) the employment of, (2) hire or employ, (3) recruit, or (4) in any way assist another in soliciting or recruiting the employment of, or (B) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Company or any of its Subsidiaries; and (ii) shall not, without the prior written consent of the Company, engage in the Solicitation of Business (as defined below) from any client on behalf of any person or entity other than the Company and its Subsidiaries. The term "Solicitation of Business" means the attempt through direct or indirect contact by you or by any other person or entity with your assistance with a client with whom you have had or with whom persons supervised by you have had significant personal contact while employed by the Company and its Subsidiaries to induce such client to (A) transfer its business from the Company and its Subsidiaries to any other person or entity, (B) cease or curtail its business with the Company and its Subsidiaries, or (C) divert a business opportunity from the Company and its Subsidiaries to any other person or entity of the business with which you were actively connected during your employment. If you do not comply with the above conditions, you shall forfeit any remaining unvested shares under this Award. Any determination by the Administrator that you are, or have engaged in any prohibited conduct, as described above, shall be conclusive and binding on all persons. Notwithstanding the foregoing, this paragraph 3(f) shall become inapplicable following a Change of Control.

    (g)
    You hereby (i) acknowledge that the shares of Stock issued to you under the Agreement may be held in book entry form on the books of Computershare Limited (or another institution specified by the Company), and irrevocably authorize the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agree to deliver to the Company, as a precondition to the issuance of any stock certificate or certificates with respect to unvested shares of Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agree to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture hereunder.

    (h)
    For purposes hereof, "Retirement" means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries or your attainment of age 65 and completion of five years of service with the Company and its Subsidiaries, and "Disability" means (i) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an "impairment") or (ii) if you, as a result of the impairment, receive income replacement benefits for a period of not less than 3 months under a State Street plan.
  4.
  Any stock certificates representing unvested shares shall be held by the Company, and any such certificate (and to the extent determined by the Company, any other evidence of ownership of unvested shares) shall contain the following legend:

      THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE STATE STREET CORPORATION 2006 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND STATE STREET

2

      CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF STATE STREET CORPORATION.

  5.
  As soon as practicable following the vesting of any such shares the Company shall cause a stock certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to you (or in the event of your death, to your designated beneficiary), subject to paragraph 8, below.

  6.
  You shall be entitled to any and all dividends or other distributions paid with respect to all shares of Stock acquired hereunder which have not been forfeited or otherwise disposed of and shall be entitled to vote any such shares; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the "associated share") acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited to the Company if and when the associated share is so forfeited.

  7.
  You understand that once a certificate bearing no legend has been delivered to you in respect of shares of Stock acquired hereunder which have vested, you will be free to sell the shares of Stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.

  8.
  You expressly acknowledge that the vesting of the shares of Stock acquired hereunder will give rise to ordinary income, subject to tax withholding through your local payroll. The amount of income realized will be the fair market value of the shares upon vesting when the substantial risk of forfeiture lapses. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company in cash, or by selling shares of Stock acquired hereunder, or by the delivery of previously acquired Stock, any applicable taxes required to be withheld in connection with such vesting in a form and manner satisfactory to the Company.

  9.
  You also acknowledge that you may elect, within 30 days of the date of grant, under Section 83(b) of the Code, to recognize income at the time of the Award. If you make an 83(b) election, you must pay tax withholding based on the fair market value of the shares on the date of the Award. If these shares are subsequently forfeited, the taxes paid are forfeited, and you may not claim a loss with respect to the income recognized or on the shares forfeited.

  10.
  By your accepting this Agreement electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan, and it shall be deemed to have been accepted by the Company. This Agreement shall take effect as a sealed instrument.

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STATE STREET CORPORATION
2006 EQUITY INCENTIVE PLAN

Deferred Stock Award Agreement

        Subject to your acceptance of the terms set forth in this agreement (the "Agreement"), State Street Corporation (the "Company") has awarded you a contingent right to receive the number of shares of Stock (the "Deferred Shares") (the "Award") detailed in your Award statement on this website maintained by Smith Barney (the "Statement") and pursuant to the State Street Corporation 2006 Equity Incentive Plan (the "Plan") and the terms set forth below. A copy of the Plan document and the Company's Prospectus are located on this website for your reference. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

        The terms of your Award, are as follows:

  1.
  Subject to paragraph 3 and this paragraph 1, your right to receive shares of Stock shall vest according to the vesting schedule detailed in your Statement. The term "vest" as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Stock. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or any Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein.

  2.
  Shares of Stock will be issued and transferred to you only if and when all requirements of this Agreement have been satisfied. Prior to that time you will have no rights as a shareholder with respect to the Deferred Shares. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the Deferred Shares and no right to vote the Deferred Shares. The Company's obligation to issue and transfer Stock in the future pursuant to the Agreement is an unsecured and unfunded contractual obligation.

  3.
  (a)    Except as provided for below,  the Award shall vest according to the vesting schedule detailed in your
           Statement. Upon your becoming vested, the Company will issue and transfer to you, upon or as soon as practicable following such dates, the number of shares of Stock specified.

  (b)
  In the event you cease to be employed by the Company and its Subsidiaries either (i) voluntarily or (ii) involuntarily and you are classified by the Company as ineligible for rehire (collectively, "Circumstances of Forfeiture"), you will immediately forfeit any and all rights to receive shares of Stock under this Agreement, less any shares that have previously vested.

  (c)
  If your employment terminates by reason of Retirement, Disability, or for reasons other than for Circumstances of Forfeiture or death, your unvested right to receive shares of Stock shall continue to vest in accordance with the vesting schedule detailed in your Statement subject to the restrictions in paragraph (f), below.

  (d)
  If you die after your employment has terminated by reason of Retirement, Disability, or reasons other than Circumstances of Forfeiture but before the Award is fully vested, the Award shall become fully vested on the date of your death.

  (e)
  If you die while employed by the Company and its Subsidiaries, or in the event that a Change of Control as defined in the Plan occurs while you are employed by the Company and its Subsidiaries, the Company will promptly issue and deliver to you (or in the event of death, to your beneficiary designated in accordance with the terms of the Plan) any

1

      shares under this Award that you had not otherwise had a right to receive prior to your death or such Change of Control.

    (f)
    Your rights to receive Deferred Shares after your termination of employment other than by reason of death or Circumstances of Forfeiture shall be subject to the conditions that until any such Deferred Shares vest, you (i) shall not, without the prior written consent of the Company, (A)(1) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company and its Subsidiaries) the employment of, (2) hire or employ, (3) recruit, or (4) in any way assist another in soliciting or recruiting the employment of, or (B) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Company or any of its Subsidiaries; and (ii) shall not, without the prior written consent of the Company, engage in the Solicitation of Business (as defined below) from any client on behalf of any person or entity other than the Company and its Subsidiaries. The term "Solicitation of Business" means the attempt through direct or indirect contact by you or by any other person or entity with your assistance with a client with whom you have had or with whom persons supervised by you have had significant personal contact while employed by the Company and its Subsidiaries to induce such client to (A) transfer its business from the Company and its Subsidiaries to any other person or entity, (B) cease or curtail its business with the Company and its Subsidiaries, or (C) divert a business opportunity from the Company and its Subsidiaries to any other person or entity of the business with which you were actively connected during your employment. If you do not comply with the above conditions, you shall forfeit any remaining unvested Deferred Shares under this Award. Any determination by the Administrator that you are, or have engaged in any prohibited conduct, as described above, shall be conclusive and binding on all persons. Notwithstanding the foregoing, this paragraph 3(f) shall become inapplicable following a Change of Control.

    (g)
    For purposes hereof, "Retirement" means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries or your attainment of age 65 and completion of five years of service with the Company and its Subsidiaries, and "Disability" means (i) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an "impairment") or (ii) if you, as a result of the impairment, receive income replacement benefits for a period of not less than 3 months under a State Street plan.

  4.
  You expressly acknowledge that the vesting of the right to receive shares of Stock acquired hereunder may give rise to ordinary income subject to withholding through your local payroll. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company any applicable taxes required to be withheld in connection with such vesting in a form and manner satisfactory to the Company.

  5.
  The Company shall be obligated to issue Stock pursuant to this Agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its Subsidiaries may be subject by reason of such transfer of this Award.

  6.
  The number and kind of Deferred Shares subject to this Award, and the number and kind of shares of Stock to be delivered in satisfaction of the Company's obligations hereunder, shall be subject to adjustment in accordance with Section 7(b) of the Plan.

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  7.
  Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

  8.
  This Award shall not be transferable other than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, by your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

  9.
  By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan. The Agreement will take effect as a sealed instrument.

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STATE STREET CORPORATION
2006 Equity Incentive Plan

SSgA Performance-Based Equity Award Agreement

Re:
Performance-Based Equity Award

Dear :

        As a member of a select group of key management of the State Street Global Advisors business unit of State Street Corporation, you have been chosen to participate in the SSgA Performance-Based Equity Program. This letter shall serve as an agreement (the "Agreement") between you and State Street Corporation (the "Company") setting forth the terms and conditions relating to the SSgA Equity-Based Performance Award granted to you pursuant to the State Street Global Advisors Performance-Based Equity Program under the Company's 2006 Equity Incentive Plan, as amended (the "Plan"), which shall be payable if certain performance and other conditions are satisfied as described below.

1.     Grant of Performance Award.

        You have been granted an award (the "Award) consisting of a total of            units ("Units"). To be entitled to any payment under the Award, you must execute this Agreement and return a fully executed copy to the Company, and all terms and conditions of this Award must have been satisfied. The Award will be payable based in part on the achievement by the worldwide State Street Global Advisors business unit of the Company ("SSgA") of certain performance measures (described below and in Exhibit I) over the three-year period commencing January 1, 2       and ending on December 31, 2       (the "Performance Period"). The date on which the Performance Period ends (December 31, 2      ) is referred to herein as the "Maturity Date."

2.     Performance Targets; Administrator Certification.

        Whether your Award will be paid and in what amounts will depend on SSgA's achievement of the compounded annual growth in its Net Income Before Taxes ("NIBT") during the Performance Period and the other terms and conditions as set forth herein.

        The specific NIBT performance targets for the Performance Period were established by the Administrator on February 14, 2008 and are set forth on Exhibit I attached hereto and made a part hereof. Subject to the other terms and conditions of the Award, payment under this Award will only be made if the Administrator certifies, following the close of the Performance Period, that the pre- established threshold performance targets have been exceeded on the Maturity Date and then only to the extent of the level of performance so certified as having been achieved.

3.     Form of Payment.

        Any portion of the Award earned by reason of the Administrator's certification as described above will be payable in shares of the Company's common stock ("Stock") to you (or your beneficiary, in the case of your death) on or before the March 15 next following the end of the Performance Period. The number of shares to be paid will be determined by multiplying the number of Units set forth in paragraph 1, above, by the Total Funding Percentage. For this purpose, "Total Funding Percentage" means the funding percentage achieved for the NIBT performance target, for the Performance Period as certified by the Administrator.

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4.     Non-Transferability, Etc.

        This Award shall not be transferable otherwise than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

5.     Termination of Employment.

  (a)
  No amount shall be paid in respect of the Award in the event that you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture prior to the date the award is paid. If your employment with the Company and its Subsidiaries ceases by reason of Disability, Retirement, death, or any reason other than for Circumstances of Forfeitures, then you shall be eligible to receive a pro-rated Award, taking into account the time between the date on which your employment so terminated and the end of the Performance Period subject to paragraph b, below. Any amount payable pursuant to this paragraph 5 shall be paid in accordance with paragraph 3.

  (b)
  Payment to you of any pro-rated Award after termination of your employment otherwise than by reason of your death shall be subject to the conditions that until the date on which the Award is paid you (i) shall not, without the prior written consent of the Company, (A)(1) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company and its Subsidiaries) the employment of, (2) hire or employ, (3) recruit, or (4) in any way assist another in soliciting or recruiting the employment of, or (B) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Company or any of its Subsidiaries; and (ii) shall not, without the prior written consent of the Company, engage in the Solicitation of Business (as defined below) from any client on behalf of any person or entity other than the Company and its Subsidiaries. The term "Solicitation of Business" means the attempt through direct or indirect contact by you or by any other person or entity with your assistance with a client with whom you have had or with whom persons supervised by you have had significant personal contact while employed by the Company and its Subsidiaries to induce such client to (A) transfer its business from the Company and its Subsidiaries to any other person or entity, (B) cease or curtail its business with the Company and its Subsidiaries, or (C) divert a business opportunity from the Company and its Subsidiaries to any other person or entity. If you do not comply with the above conditions, you shall forfeit all rights to any and all unpaid or unvested equity awards held by you, and the Company may seek injunctive relief in addition to, and not in lieu of, any other relief to which it may be entitled. Any determination by the Administrator that you are, or have engaged in any prohibited conduct as described above shall be conclusive and binding on all persons. Notwithstanding the foregoing, this paragraph 5 (b) shall be inapplicable following a Change of Control or the Administrator's determination that a Covered Transaction has occurred.

  (c)
  For purposes hereof:

  (i)
  "Retirement" means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries or your attainment of age 65 and completion of five years of service with the Company and its Subsidiaries.

  (ii)
  "Disability" means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an "impairment") or (B) if you, as a result of the impairment, receive income

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      replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary.

    (iii)
    "Circumstances of Forfeiture" means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily or (B) involuntarily and you are classified by the Company as ineligible for rehire.

    (iv)
    "Covered Transaction" means the sale by the Company of all or substantially all of the assets of SSgA as determined by the Administrator.

6.     Non-Disclosure; Non-Competition.

        By signing this Agreement and accepting the Award, you: (a) shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to SSgA, the Company, any of its Subsidiaries, and their respective businesses and Clients (as defined below), including but not limited to Clients' identities and any and all information regarding or relating to their business relationship with SSgA, the Company, or any of its Subsidiaries, which shall have been obtained by you during your employment by SSgA, the Company, or any of its Subsidiaries and which shall not be or become public knowledge (other than by acts by you or your representatives in violation hereof), and you shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The term "Client(s)" means any person or entity that is a customer or client of SSgA, the Company, or any of its Subsidiaries.

  (b)
  for and during a period of 18 months following your termination of employment with the Company and all of its Subsidiaries for any reason (other than death), shall not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director or employee of, or as consultant to Fidelity Investments, Barclays Global Investors NA, Wellington Management Co, LLP, Mellon Financial Corp., Goldman Sachs Asset Management LP, BlackRock Inc. (each an "Institution) For purposes of this paragraph 6(b) each Institution shall also include any subsidiary and affiliate of the Institution, including any successor entity to an Institution, by way of merger, acquisition (either of stock or substantially all of the assets), reorganization, change of name or other similar event occurring subsequent to the date of this Award. If you do not comply with the above conditions, you shall forfeit all rights to any and all unpaid or unvested equity awards then held by you, and the Corporation may seek injunctive relief in addition to, and not in lieu of, any other relief to which it may be entitled. Notwithstanding the foregoing, paragraph 6(b) shall be inapplicable following a Change of Control.

  (c)
  acknowledge that any and all inventions, discoveries, improvements, copyrighted works (including computer programs), trademarks, processes, systems, and developments that are conceived, discovered or made solely or jointly during the term of your employment at State Street, whether or not patentable or eligible to be copyrighted, (hereinafter "Inventions") shall be deemed made in the regular course of your employment with State Street and within the scope of that employment and shall from the date of creation, be owned exclusively by State Street. Furthermore, you hereby assign to State Street, without the necessity of any further consideration, all of your right, title and interest in and to any invention, in any and all media now known or hereafter developed throughout the universe, and State Street shall be entitled to obtain and hold same in its own name on all applicable patents, registrations, At State Street's request, you will reasonably cooperate with State Street to sign any documents necessary to protect and enforce any such rights in State Street.

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7.     Acceleration of Performance Award.

        Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control or a Covered Transaction occurring prior to the Maturity Date, you shall be entitled at the time of such Change of Control to receive a cash payment equal to the adjusted fair market value of a share of the Stock multiplied by the number of Units set forth in paragraph 1, above. For purposes of the preceding sentence, "adjusted fair market value" shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Stock during the 60-day period prior to the first date of actual knowledge by the Board of circumstances that resulted in a Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraph 1 or 2 of the definition of Change of Control in the Plan, the highest price per share of the Stock paid in such transaction series of transactions (which in the case of a transaction described in paragraph 1 of such definition in the Plan shall be the highest price per share of the Stock as reflected in a Schedule 13D filed by the person having made the acquisition

8.     Changes in Capitalization or Corporate Structure.

        The Award is subject to adjustment pursuant to Section 7(b) of the Plan in the circumstances therein described.

9.     Amendments to Performance Units.

        Subject to the specific limitations set forth in the Plan, the Administrator may at any time suspend or terminate any rights or obligations relating to the Award prior to the Maturity Date without your consent.

10.   Compliance with Section 162(m).

        The Administrator shall exercise its discretion with respect to this Award in all cases so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Code.

11.   Shareholder Rights.

        You are not entitled to any rights as a Shareholder with respect to any shares of Stock subject to the Award until they are transferred to you. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the shares of Stock subject to the Award prior to any shares being transferred to you.

12.   Withholding.

        The Company shall be obligated to issue Stock pursuant to this Agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its Subsidiaries may be subject by reason of such transfer under this Award. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company any applicable taxes required to be withheld in connection with the Award in a form and manner satisfactory to the Company.

13.   Employee Rights.

        Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

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14.   Provisions of the Plan.

        The provisions of the Plan are incorporated herein by reference, and all terms not otherwise defined herein shall have the meaning given to them in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. You acknowledge that you have received a copy of the Plan and a copy of the Prospectus for the Plan.

        If the Award and the foregoing terms and conditions are acceptable to you, please sign the enclosed counterpart of this letter and return the same to the undersigned. By signing this letter, you acknowledge and agree that you are bound by the terms of the Agreement and the Plan, and the Agreement will take effect as a sealed instrument.

Very truly yours,
STATE STREET CORPORATION
Boon S. Ooi Senior Vice President

        The undersigned hereby accepts the Award on the terms and subject to the conditions set forth above.

(Name)
Dated:

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Exhibit I

Performance Targets

January 1, 2       - December 31, 2

Compounded Annual Growth Rate of NIBT for the Performance Period	Total Funding Percentage

6

Director Stock Award Agreement

(name and address)

Re: Deferred Stock Award

Dear                        :

        Please find below the terms and conditions relating to your 2             Deferred Stock Award made under the State Street Corporation 2006 Equity Incentive Plan (the "Plan").

        1.     The number of shares of Stock awarded to you for the 2             -2             Board year is         , which equals the number of whole shares obtained by dividing $             by the closing price of a share of Stock on                         . This letter describes the terms under which these shares of Stock have been awarded to you (the "Terms").

        2.     The shares described in paragraph 1 plus any additional shares of Stock determined under paragraph 4 below (the shares described in paragraph 1 plus the shares described in paragraph 4 being hereinafter referred to as the "2             shares") will be issued to you as soon as practicable following the later of (i) the date you cease to be a director, or (ii) the date specified in a deferral election described in paragraph 3. In the event of your death prior to the issuance of the 2             shares, the 2             shares will be issued to your designated beneficiary(ies). You may designate a beneficiary or beneficiaries by delivering to Boon Ooi, Senior Vice President, Compensation and Benefits, or to his successor or designate (the "Administrator"), a written beneficiary designation in form satisfactory to the Administrator. Your designation (or change in designation) will be effective when received in satisfactory form by the Administrator. If you should die without having named a beneficiary, your 2             shares will be issued to the executor or administrator of your estate.

        3.     At any date that is at least twelve months prior to the Plan Year in which the 2             shares would otherwise be paid (or payment would have commenced) you may make an election to change the timing and/or form of payment of the 2             shares under the Plan. Any election described in the preceding sentence must be in writing and shall take effect only when delivered to the Administrator in a form satisfactory to the Administrator. Except as otherwise determined by the Administrator consistent with Section 409A of the Internal Revenue Code of 1986, as amended, ("Section 409A") no such election may specify a new date for receipt of the 2             shares that is earlier than five years following the date on which the 2             shares would be paid or payment would have commenced. No change to an election as to the time or form of payment will take effect until at least twelve months after the date on which the election is made. If you make an effective election under this paragraph to defer receipt of the 2             shares, and you die prior to issuance of the shares, the 2             shares shall be issued as soon as practicable following your death to your designated beneficiary(ies) or to the executor or administrator of your estate if no beneficiary has been designated or survives.

        4.     You will not have any rights as a stockholder with respect to the 2             shares until they have been issued to you. However, if any dividends and distributions (other than distributions described in paragraph 5) are paid on the Stock prior to the date you are issued the 2             shares, the number of 2             shares notionally credited to your account will be increased by the number of shares obtained as follows: by dividing the total dividend or distribution you would have received if you had owned the 2             shares credited to your account on the dividend or other distribution declaration date, by the closing price of a share of Stock on the date the dividend or distribution was paid.

        5.     The number and kind of shares constituting the 2             shares shall be appropriately adjusted by the Board to reflect stock splits, stock dividends or similar changes in the capitalization of State Street Corporation (the "Corporation").

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        6.     Your rights to the 2             shares are only those of an unsecured creditor of the Corporation. Nothing in the Terms or the Plan or otherwise shall be construed as obligating the Corporation to establish a trust or otherwise to set aside Stock or funds to meet its obligations under the Terms or the Plan.

        7.     Nothing in the Terms or the Plan or otherwise shall obligate the Corporation to register the shares of Stock to be issued hereunder. You acknowledge that federal and state securities laws or other laws may limit the extent to which you or your beneficiary(ies) may sell or otherwise transfer or dispose of any shares of Stock issued under the Terms or the Plan.

        Under currently applicable rules under the Securities Exchange Act of 1934, as amended, you are required to report the award described above as a 2             exempt award.

        8.     The Board may at any time vote to accelerate the issuance of the 2             shares to you, but only if its doing so would be consistent with the requirements of Section 409A. The Terms and the award described herein are intended to comply with Section 409A and shall be subject to such modifications as are necessary so to comply.

        9.     You agree that as a precondition to the issuance of any of the 2             shares, you will pay to the Corporation such amounts, if any (including, but not limited to, income taxes and social insurance contributions if applicable), as are required to be withheld by the Corporation in respect of the award and payments described herein.

        10.   The Terms, the Plan, and the award described herein shall be construed and administered by the Board in accordance with the laws of the Commonwealth of Massachusetts, and the determination of the Board shall be binding on all persons.

        If you agree with the terms set forth above, please so indicate by signing the accompanying copy of this letter and returning it to my attention.

STATE STREET CORPORATION
By:

Boon S. Ooi Senior Vice President, Compensation and Benefits

Acknowledged and agreed as
of the date set forth above:

(Director Name)

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QuickLinks

  Exhibit 10.8
STATE STREET CORPORATION 2006 EQUITY INCENTIVE PLAN
EXHIBIT A Definition of Terms
STATE STREET CORPORATION 2006 EQUITY INCENTIVE PLAN Performance Award Agreement
Exhibit I Performance Targets January 1, 2008 - December 31, 2009
STATE STREET CORPORATION 2006 EQUITY INCENTIVE PLAN Restricted Stock Award Agreement
STATE STREET CORPORATION 2006 EQUITY INCENTIVE PLAN Deferred Stock Award Agreement
STATE STREET CORPORATION 2006 Equity Incentive Plan SSgA Performance-Based Equity Award Agreement
Exhibit I Performance Targest January 1, 2008 - December 31, 2010
Director Stock Award Agreement